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                                                                 Exhibit 23.5

     We hereby consent to the use of the form of our opinion letter to the Board of Directors of BankIllinois Financial Corporation included as Appendix B to the Prospectus/Proxy Statement which forms a part of the Form S-4 Registration Statement dated November 30, 1999, as amended by Amendment No. 1 to Form S-4, and to the references to such opinion in such Prospectus/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Keefe, Bruyette & Woods
---------------------------

Keefe, Bruyette & Woods
January 31, 2000